Exhibit 99.1

Mach Natural Resources LP Reports 2023 Results and Year-End Reserves

OKLAHOMA CITY, Oklahoma, April 1, 2024 — Mach Natural Resources LP (NYSE: MNR) (“Mach” or the “Company”) today reported financial and operating results for the year-ended December 31, 2023. In addition, the Company reaffirmed its guidance for 2024.

Recent Highlights

■	Completed corporate combination that resulted in the Company’s 100% ownership of BCE-Mach LLC, BCE-Mach II LLC and BCE-Mach III LLC on October 25, 2023

■	Completed initial public offering (the “IPO”) of 10,000,000 common units on October 27, 2023, at a price of $19.00 per unit to the public

■	Closed the acquisition of certain interests in oil and gas properties, rights and related assets from Paloma Partners IV, LLC, and its affiliated companies (collectively “Paloma”) for $815 million (subject to customary closing adjustments) on December 28, 2023

■	Declared the Company’s first quarterly cash distribution on February 15, 2024, of $0.95 per common unit

Tom L. Ward, Mach’s Chief Executive Officer, noted, “2023 was a transformative year for Mach. We successfully completed the largest IPO for an E&P company since 2017, and we closed the acquisition of Paloma. We continue to emphasize the stated objectives of our Company:

(1) maximize distributions;

(2) disciplined acquisitions focused on accretion to distribution;

(3) maintain low leverage with the goal of less than 1x net debt / Adjusted EBITDA(1);

(4) strategic reinvestment rate of less than 50% to optimize distributions.”

Our financial and operating data for the year ended December 31, 2023, includes BCE-Mach III, the accounting predecessor of Mach Natural Resources LP, for the entire period, and BCE-Mach LLC and BCE-Mach II LLC from October 25, 2023, the effective date of the acquisition as a result of the corporate combination.

Full-Year 2023 Highlights

■	Averaged total net production of 50,440 barrels of crude oil equivalent (“Boe”) per day which consisted of 29% oil, 54% natural gas and 17% NGLs

■	Reported average realized prices (excluding the impact of realized derivative settlements) of $77.57 per barrel of crude oil, $24.52 per barrel of NGLs and $2.52 per Mcf of natural gas

■	Generated total revenues and net income of $762 million and $347 million, respectively

■	Generated net cash provided by operating activities of $492 million

■	Delivered Adjusted EBITDA(1) of $450 million

Year-End 2023 Estimated Proved Reserves

The Company’s year-end 2023 proved reserves estimates are based on evaluations prepared by Cawley, Gillespie & Associates Inc., our independent reserve engineer. The following table provides a summary of the Company’s estimated proved reserves and related PV-10(2) of proved reserves as of December 31, 2023, using SEC pricing.

Reserve Data based on SEC Pricing(3)

The table below represents the Company’s proved reserves as of December 31, 2023.

As of December 31,
2023
Proved Developed:
Oil (MBbl)	49,629
Natural gas (MMcf)	909,372
Natural gas liquids (MBbl)	69,193
Total equivalent (MBoe)	270,384
PV-10 (in millions) (2)	$2,090
Proved Undeveloped:
Oil (MBbl)	25,944
Natural gas (MMcf)	197,102
Natural gas liquids (MBbl)	16,472
Total equivalent (MBoe)	75,266
PV-10 (in millions)(2)	$487
Total Proved:
Oil (MBbl)	75,573
Natural gas (MMcf)	1,106,474
Natural gas liquids (MBbl)	85,665
Total equivalent (MBoe)	345,650
PV-10 (in millions)(2)	$2,577
Standardized Measure (in millions)(2)	$2,577

Distributions

The Company’s first quarterly cash distribution as a public company was announced February 15, 2024, and was distributed on March 14, 2024.

2024 Guidance

Mach previously announced its operational and financial outlook for 2024 on February 15, 2024. The Company today announced that it is reaffirming its 2024 guidance. In 2024, the Company plans to spend $250 million to $275 million in total capital, approximately 90% of which is associated with drilling and completion activities. The 2024 forecast for total production is expected to range between 81.3 to 86.4 Mboe per day.

Derivative Contracts

The table below represents a summary of the Company’s derivative contracts as of April 1, 2024.

Oil Derivative Contracts
2024	Q1	Q2	Q3	Q4
Oil Volumes (MBbl)	1,094	1,099	719	660
Weighted Average Fixed Price (per Bbl)	$78.92	$74.15	$72.67	$73.16

2025	Q1	Q2	Q3	Q4
Oil Volumes (MBbl)	614	289	274	260
Weighted Average Fixed Price (per Bbl)	$72.36	$71.80	$71.80	$71.80

2026	Q1	Q2	Q3	Q4
Oil Volumes (MBbl)	245	-	-	-
Weighted Average Fixed Price (per Bbl)	$68.70	-	-	-

Natural Gas Derivative Contracts
2024	Q1	Q2	Q3	Q4
Natural Gas Volumes (Bbtu)	2,393	2,248	10,653	10,158
Weighted Average Fixed Price (per Mmbtu)	$3.10	$2.94	$2.96	$3.73

2025	Q1	Q2	Q3	Q4
Natural Gas Volumes (Bbtu)	4,860	4,680	4,510	4,360
Weighted Average Fixed Price (per Mmbtu)	$4.34	$3.69	$3.92	$4.36

Tom L. Ward, Mach’s Chief Executive Officer, commented, “Our strategic focus is maximizing cash distributions by keeping our reinvestment rate below 50% and evaluating acquisitions which are accretive to our distribution. We will toggle between acquiring and drilling as the market allows to maximize our distributions to unitholders.”

Conference Call and Webcast Information

Mach will host a conference call and webcast at 8:00 a.m. Central (9:00 a.m. Eastern) on Monday, April 1, 2024, to discuss its full-year 2023 results and outlook for 2024. Participants can access the conference call by dialing 877-407-2984. A webcast link to the conference call will be provided on the Company’s website at www.ir.machnr.com. A replay will also be available on the Company’s website following the call.

Non-GAAP Financial Measures

Pursuant to regulatory disclosure requirements, Mach is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounted principles). Such non-GAAP measures are not alternatives to GAAP measures. Adjusted EBITDA and PV-10 are non-GAAP financial measures referenced within this release. Mach has defined these measures and provided reconciliations of these non-GAAP measures at the conclusion of this press release under “Non-GAAP Financial Measures.”

These non-GAAP measures should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Such non-GAAP measures are used as a supplemental financial performance measure by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to more effectively evaluate our operating performance and our results of operation from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. Such non-GAAP measures are not alternatives to GAAP measures. These non-GAAP measures should not be considered in isolation or as a substitute for analysis of results as reported under GAAP.

Financial Statements and Guidance Documents

Full-year 2023 earnings results and supplemental information regarding annual data such as non-GAAP disclosures, production volumes, pricing, and financial statements are available on our website at www.ir.machnr.com. A copy of the Company’s earnings release and Annual Report on Form 10-K may also be found on its website at www.machnr.com.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Mach Natural Resources LP

Investor Relations Contact: ir@machnr.com

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas Company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas. For more information, please visit www.machnr.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information as to the outcome and timing of future events at the time such statement was made. Such statements are subject to a number of assumptions, risk and uncertainties, many of which are beyond the control of the Company. These include, but are not limited to, commodity price volatility; the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations; uncertainties about our estimated oil, natural gas and natural gas liquids reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; the concentration of our operations in the Anadarko Basin; difficult and adverse conditions in the domestic and global capital and credit markets; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; lack of availability of drilling and production equipment and services; potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks; failure to realize expected value creation from property acquisitions and trades; access to capital and the timing of development expenditures; environmental, weather, drilling and other operating risks; regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas, the Oklahoma Corporation Commission, and/or the Kansas Corporation Commission; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production; our ability to service our indebtedness; any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital; cost inflation; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insider or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel. Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, which is on file with the SEC, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

As a result, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA (1)

We include in this release the supplemental non-GAAP financial performance measure Adjusted EBITDA and provide our calculation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, our most directly comparable financial measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income before (1) interest expense, net, (2) depreciation, depletion and amortization, (3) unrealized (gain) loss on derivative investments, (4) equity-based compensation expense, and (5) (gain) loss on sale of assets. Adjusted EBITDA is used as a supplemental financial performance measure by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to more effectively evaluate our operating performance and our results of operation from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as indicators of our operating performance. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual items. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

Reconciliation of GAAP Financial Measure to Adjusted EBITDA (Unaudited)

The following table presents our reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure Adjusted EBITDA, as applicable, for the year ended December 31, 2023.

Reconciliation of GAAP Financial Measure to Adjusted EBITDA

Year Ended December 31,
(in thousands)	2023
Net Income Reconciliation to Adjusted EBITDA:
Net income	$346,558
Interest expense, net	9,546
Depreciation, depletion and amortization	137,617
Unrealized (gain) loss on derivative investments	(48,826)
Equity-based compensation expense	3,440
Credit losses	1,746
(Gain) loss on sale of assets	(1)
Adjusted EBITDA	$450,080

PV-10 and Standardized Measure 2

Certain of our oil and natural gas reserve disclosures included in this Annual Report are presented on a PV-10 basis. PV-10 is a non-GAAP financial measure and represents the estimated present value of the future cash flows less future development and production costs from our proved reserves before income taxes discounted using a 10% discount rate. PV-10 of proved reserves generally differs from the standardized measure of discounted future net cash flows from production of proved oil and natural gas reserves (the “Standardized Measure”), the most directly comparable GAAP financial measure, because it does not include the effects of future income taxes, as is required under GAAP in computing the Standardized Measure. However, our PV-10 for proved reserves using SEC pricing and the Standardized Measure of proved reserves are equivalent because we were not subject to entity level taxation. Accordingly, no provision for federal or state income taxes has been provided in the Standardized Measure because taxable income is passed through to our unitholders.

We believe that the presentation of a pre-tax PV-10 value provides relevant and useful information because it is widely used by investors and analysts as a basis for comparing the relative size and value of our proved reserves to other oil and natural gas companies. Because many factors that are unique to each individual company may impact the amount and timing of future income taxes, the use of PV-10 value provides greater comparability when evaluating oil and natural gas companies. The PV-10 value is not a measure of financial or operating performance under GAAP, nor is it intended to represent the current market value of proved oil and gas reserves. However, the definition of PV-10 value as defined above may differ significantly from the definitions used by other companies to compute similar measures. As a result, the PV-10 value as defined may not be comparable to similar measures provided by other companies.

Investors should be cautioned that neither PV-10 nor Standardized Measure of proved reserves represents an estimate of the fair market value of our proved reserves. We and others in the industry use PV-10 as a measure to compare the relative size and value of estimated reserves held by companies without regard to the specific tax characteristics of such entities.

[1]	Adjusted EBITDA is a non-GAAP measure. Mach has defined this measure and provided reconciliations of this non-GAAP measure to its most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) at the conclusion of this press release under “Non-GAAP Financial Measures.”

[2]	PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved oil and gas reserves, less future development and production costs, discounted at 10% per annum to reflect the timing of future cash flows. For more information on PV-10 and Standardized Measure, see “Non-GAAP Financial Measures” at the conclusion of this press release.

[3]	Our estimated net proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC regulations. The unweighted arithmetic average first-day-of-the-month prices for the prior 12 months were $78.22 per barrel for oil and $2.64 per MMBtu for natural gas at December 31, 2023. These base prices were adjusted for differentials on a per-property basis, which may include local basis differentials, fuel costs and shrinkage.